CERTIFICATE OF DESIGNATION OF
                  TERMS OF SERIES C CONVERTIBLE PREFERRED STOCK

     DIMENSIONAL VISIONS GROUP, LTD. (the "Corporation" or "Company"), a Delaware corporation, pursuant to Section 151 (g) of the General Corporation Law of the State of Delaware, as amended, hereby certifies that:

     1. The Board of Directors of the Corporation, pursuant to authority expressly vested in it by the provisions of the Company's Restated Certificate of Incorporation, duly adopted the following resolution creating the Series C Convertible Preferred Stock of the Corporation to consist initially of 1,000,000 shares and fixing the designations, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of such series at a meeting duly held on October 12, 1995:
               RESOLVED,  that  pursuant to authority  expressly  granted to the
          Board of Directors by the provisions of this Corporations' Certificate of Incorporation, the Board of Directors hereby creates this series of the Preference Stock of the Corporation to consist initially of 1,000,000 shares and hereby fixes the designations, preferences and rights, and qualifications, limitations and restrictions thereof, of
          the  shares  of  such  series  (in   addition  to  the   designations,
          preferences  and  rights,  and  the  qualification,   limitations  and
          restrictions thereof, set forth in the Certificate of Incorporation which are applicable to this Corporation's Preference Stock of all series) as follows:
          i.   DESIGNATION  OF SERIES.  This series shall be  designated  by the
               Series C Convertible Preferred Stock.
          ii.  NUMBER OF SHARES.  The number of shares of this  series  shall be
               1,000,000,  which  number from time to time may be  increased  or decreased  (but not below the number of shares in the series then outstanding)  by  resolution  of the  Board of  Directors  of the
               Corporation.
          iii. DIVIDENDS.  Dividends  will be paid on the  Series C  convertible
               Preferred  Stock to the extent that the dividends are paid on the
               Corporation's Common Stock.
          iv.  REDEMPTION.  Shares of Series C Convertible Preferred Stock shall not be redeemed.
          v.   NO  LIQUIDATION  PREFERENCE.  In  the  event  of a  voluntary  or
               involuntary  liquidation,   dissolution  or  winding  up  of  the
               Corporation,  holders  of  shares  of the  Series  C  Convertible
               Preferred Stock shall have no liquidation preference over holders of the  Corporation's  Common  Stock.  Holders  of  shares of the
               Series C Convertible  Preferred Stock shall  participate  ratably
               with   holders  of  the   Corporation's   Common   Stock  in  the
               distribution   of  assets   with  each  share  of  the  Series  C
               Convertible Preferred Stock accounting for ten (10) shares of the
               Corporation's   Common   Stock.   Neither   the  merger  nor  the
               consolidation of the Corporation with or into or any corporation,
               nor  any  sale,   transfer  or  lease  of  all  or  part  of  the
               Corporation's  assets,  shall  be  deemed  a  liquidation  of the
               Corporation within the meaning of this paragraph (v).
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          vi.  CONVERSION   RIGHTS.  Any  holder  of  shares  of  the  Series  C
               Convertible Preferred Stock may convert any or all of such shares into fully paid and non-assessable  shares of Common Stock of the
               Corporation  (hereafter  called "Common  Stock") on the terms, at the times, and in the manner hereinafter set forth.
               a.   Shares of the Series C  Convertible  Preferred  Stock may be
                    converted  at any time into  shares  of Common  Stock at the rate of ten (10)  shares of Common  Stock for each  share of the Series C Convertible  Preferred  Stock,  such rate to be subject to adjustment as hereinafter provided.
               b.   Any holder of shares of the Series C  Convertible  Preferred
                    Stock  who  elects  to  convert  them  shall  surrender  the certificate therefor at the principal office of any Transfer
                    Agent,  or the  Corporation  as the  case  may be,  for such shares,  with the form of written  notice  endorsed  on such certificate  of his election to convert them  completed.  If necessary under the circumstances  such certificate shall be endorsed for transfer or accompanied by executed instruments of transfer, together with such other transfer papers as the
                    Transfer Agent may reasonably  require.  The  Corporation or such Transfer Agent,  as the case may be, may require,  as a condition to the exercise of the conversion  privilege,  the payment of any  transfer  tax or other  governmental  charge
                    (but not any tax payable upon the issue of stock deliverable upon such  conversion) that may be imposed upon any transfer incidental or prior to the conversion,  or the submission of proper  proof  that the same has been paid.  The  conversion privilege  shall be deemed to have been  exercised,  and the shares of Common Stock issuable upon such  conversion  shall be deemed to have been  issued,  upon the date the  Transfer
                    Agent,  or the  Corporation as the case may be, receives for conversion the certificate representing such shares with the required terms for conversion  satisfied,  except that as to
                    any  shares  of  such  series  which  are   surrendered  for
                    conversion  on a date which is less than five  business days preceding the date fixed for the determination of holders of
                    Common Stock  entitled to receive rights to subscribe for or to purchase  shares of Common Stock or other  securities  of the Corporation  convertible to Common Stock, the conversion privilege  shall be  deemed to have  been  exercised  on the business  day  next  succeeding  the  date  fixed  for  such determination.  Each  person  entitled to receive the Common
                    Stock issuable upon such conversion shall from the same date be treated as the record  holder of such Common  Stock,  and the person who surrenders  such shares for conversion  shall on that date cease to be treated as the record holder of the shares surrendered.
               c.   The  Corporation  shall  not  issue in  connection  with the conversion of shares of the Series C  Convertible  Preferred
                    Stock  certificates  for a  fraction  of one share of Common
                    Stock, but in lieu thereof shall pay to any person who would otherwise  be  entitled  thereto  an amount of case equal to such  fraction  multiplied by the Market Price of the Common
                    Stock on the last  business  day of the week  preceding  the week in which the  conversion  privilege  was deemed to have been  exercised.  As used herein,  "Market  Price" means the last reported sale price regular way on such day or, in case
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                    no such  reported sale takes place on such day, the reported closing  bid  price  regular  way,  in  either  case  on the principal national  securities  exchange on which the Common
                    Stock is then  listed  or,  if not  listed  on any  national
                    securities   exchange,   the   closing   bid  price  in  the
                    over-the-counter  market as  reported  by any New York Stock
                    Exchange member firm selected from time to time by the Board of Directors for that purpose.
               d.   As  soon  as   practicable   after  the  effective  date  of
                    conversion  of  any  shares  of  the  Series  C  Convertible
                    Preferred Stock, the Corporation shall deliver to the person or persons entitled thereto, at the principal office of the Transfer Agent at which such stock was surrendered for conversion, certificates representing the shares of Common
                    Stock and any cash to which such person or persons shall be entitled on such conversion.
               e.   The conversion  rate set forth in  subparagraph  (a) of this paragraph (vi) shall be subject to adjustment as follows:

                    1. if the Corporation subdivides the outstanding shares of its Common Stock into a greater number of shares or combines them into a smaller number of shares, the conversion rate in effect immediately prior to such subdivision or combination shall be proportionately increased or decreased effective at the opening of business on the day following the day upon which such subdivision or combination becomes effective;
                    2. if the Corporation fixes a record date for the purpose of determining the holders of shares of Common Stock, entitled to receive any dividend in Common Stock, the conversion rate in effect immediately prior to such record date shall be proportionally increased effective at the opening of business on the day following such a record date, provided that if for any reason the plan to pay such dividend in Common Stock is legally abandoned before payment, that any adjustment made in the conversion rate by reason of the passage of such record date shall be cancelled as of the date the plan is abandoned; and
                    3. the insurance to all holders of Common Stock of the corporation of rights to subscribe to Common Stock at a price lower than 90% of the Market Price (defined above) thereof as of the close of business on the last business day of the week preceding such insurance of rights shall be deemed to constitute the payment of a dividend in Common Stock (and the record date therefore shall be deemed to have been fixed as the date of insurance of such rights)of that number of shares which is determined by dividing the Market Price per share as of such time into the difference between (A) the total Market Price as of such time of the number of shares purchasable upon exercise of such rights and (B) the total offering price of such shares.

               f.   In case of
                    1. any reclassification or change of the Common Stock of the Corporation other than a change in its' par value, a change from par value to no par value or case provided in subparagraph (c) of this paragraph (vi), or
                    2. a merger of consolidation in which the Corporation is not the continuing corporation,

                    provision shall be made so that holders of the Series C Convertible Preferred Stock shall thereafter have the right to convert each share thereof into the kind and amount of shares or stock or other securities or property receivable upon such reclassification, change merger or consolidation by a holder of the number and kind of shares of capital stock of the Corporation into which such shares of the Series C Convertible Preferred Stock were convertible immediately prior thereto. In any such case the Board of Directors shall determine the manner in which the adjustments provided for in subparagraph (e) of the paragraph (vi) shall thereafter be made.

               g.   Whenever the conversion rate is required to be adjusted:
                    1. the Corporation shall file a certificate setting forth such adjusted conversion rate and the facts upon which the adjustment is based with the Transfer Agents for shares of the Series C Convertible Preferred Stock and the Transfer Agents for the Common Stock and thereafter (until further adjusted) the adjusted conversion rate shall be as set forth in such certificate; and
                    2. the Corporation shall mail notice of such adjusted conversion rate to each holder of shares of the Series C Convertible Preferred Stock.

     vii. VOTING RIGHTS. Except as provided below, holders of shares of the Series C Convertible Preferred Stock shall have the general power to vote in the election of directors and for all other purposes, on the basis of ten (10) votes per share of the Series C Convertible Preferred Stock. Holders of shares of the Second Series shall not have the general power to vote on any matters on which they are entitled to vote as a series or as a part of the class of Preference Stock, regardless of series.